Exhibit 99.2

cognizant

# Q1 2022

> "Thanks to our talented employees, we delivered on our first quarter commitments in what is an intensely competitive global labor market. While the economic backdrop is uncertain, we remain optimistic about the demand outlook for our solutions. Our strategic repositioning enables us to engage more deeply with clients, helping them succeed, and supports our growth trajectory."

**Brian Humphries | Chief Executive Officer**

## Revenue

**$4.8 billion**

**Reported YoY** ↑ 9.7%

**Constant Currency YoY** ↑ 10.9%

Digital revenue up ~20% year-over-year and represents 50% of total revenue

**GAAP and Adjusted Operating Margin |** 15.0%

**GAAP EPS |** $1.07

**Adjusted Diluted EPS |** $1.08

## Cash Flow

| Cash Flow From Operations | Free Cash Flow |
|---|---|
| $306M | $186M |

## Capital Return

| Q1 2022 Dividend | Q1 2022 Share Repurchases |
|---|---|
| $143M<br>$0.27/share | $474M |

## Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY

Rest of World ↑ 18.2% ↑ 22.1%

Europe ↑ 10.4% ↑ 15.6%



$0.3
$0.9
$3.6

North America ↑ 8.7% ↑ 8.7%

## Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY

Communications, Media & Technology ↑ 18.1% ↑ 19.9%

Products & Resources ↑ 13.2% ↑ 14.9%



$1.5
$0.8
$1.1
$1.4

Financial Services ↑ 4.8% ↑ 6.0%

Healthcare ↑ 8.1% ↑ 8.8%

**Total Employees**

340,400

+9,800 QoQ

+43,900 YoY

**Voluntary Annualized Attrition**

26%

**Voluntary Trailing 12-Month Attrition**

29%

## 2021 Annual Report



cognizant
intuition
engineered
Annual Report 2021

Q1 2022 year-over-year revenue growth reflects the impact from the sale of the Samlink subsidiary. For more information on the impact from the sale of the Samlink subsidiary, digital revenue and for non-GAAP financial reconciliations refer to Cognizant's 2022 first quarter earnings release issued on May 4, 2022, which accompanies this presentation and is available at investors.cognizant.com.